                               FORTIS MUTUAL FUNDS

                              PLAN OF DISTRIBUTION

This Plan of Distribution (the "Plan") is adopted pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (as amended, the "1940 Act") by Fortis Advantage Portfolios, Inc., Fortis Equity Portfolios, Inc., Fortis Fiduciary Fund, Inc., Fortis Growth Fund, Inc., Fortis Income Portfolios, Inc., Fortis Money Portfolios, Inc., Fortis Tax-Free Portfolios, Inc. and Fortis Worldwide Portfolios, Inc. (hereinafter collectively referred to as the "Funds"), for and on behalf of each class (each class is referred to hereinafter as a "Class") of each Fund, and each series for those Funds that are "series" Funds. The classes of each Fund and series that currently have adopted this Plan, and the effective dates of such adoptions are as follows:

     FORTIS ADVANTAGE PORTFOLIOS, INC.

          Asset Allocation Portfolio, Class A*         January 31, 1992
          Asset Allocation Portfolio, Class B          November 14, 1994
          Asset Allocation Portfolio, Class C          November 14, 1994
          Asset Allocation Portfolio, Class H          November 14, 1994

          Capital Appreciation Portfolio, Class A*     January 31, 1992
          Capital Appreciation Portfolio, Class B      November 14, 1994
          Capital Appreciation Portfolio, Class C      November 14, 1994
          Capital Appreciation Portfolio, Class H      November 14, 1994

          High Yield Portfolio, Class A*               January 31, 1992
          High Yield Portfolio, Class B                November 14, 1994
          High Yield Portfolio, Class C                November 14, 1994
          High Yield Portfolio, Class H                November 14, 1994

          Government Total Return Portfolio, Class A*  January 31, 1992
          Government Total Return Portfolio, Class B   November 14, 1994
          Government Total Return Portfolio, Class C   November 14, 1994
          Government Total Return Portfolio, Class H   November 14, 1994

     FORTIS EQUITY PORTFOLIOS, INC.

          Fortis Capital Fund, Class A*           January 31, 1992
          Fortis Capital Fund, Class B            November 14, 1994
          Fortis Capital Fund, Class C            November 14, 1994
          Fortis Capital Fund, Class H            November 14, 1994

          Fortis Value Fund, Class A              January 1, 1996
          Fortis Value Fund, Class B              January 1, 1996
          Fortis Value Fund, Class C              January 1, 1996
          Fortis Value Fund, Class H              January 1, 1996

          Fortis Growth & Income Fund, Class A    January 1, 1996
          Fortis Growth & Income Fund, Class B    January 1, 1996
          Fortis Growth & Income Fund, Class C    January 1, 1996
          Fortis Growth & Income Fund, Class H    January 1, 1996

     FORTIS FIDUCIARY FUND, INC.

          Fortis Fiduciary Fund, Inc., Class A*   January 31, 1992
          Fortis Fiduciary Fund, Inc., Class B    November 14, 1994
          Fortis Fiduciary Fund, Inc., Class C    November 14, 1994
          Fortis Fiduciary Fund, Inc., Class H    November 14, 1994


     FORTIS GROWTH FUND, INC.

          Fortis Growth Fund, Inc., Class A*      January 31, 1992
          Fortis Growth Fund, Inc., Class B       November 14, 1994
          Fortis Growth Fund, Inc., Class C       November 14, 1994
          Fortis Growth Fund, Inc., Class H       November 14, 1994

     FORTIS INCOME PORTFOLIOS, INC.

        Fortis U.S. Government Securities Fund, Class A November 14, 1994 Fortis U.S. Government Securities Fund, Class B November 14, 1994

        Fortis U.S. Government Securities Fund, Class C November 14, 1994 Fortis U.S. Government Securities Fund, Class H November 14, 1994

     FORTIS MONEY PORTFOLIOS, INC.

          Fortis Money Fund, Class A*             January 31, 1992
          Fortis Money Fund, Class B              November 14, 1994
          Fortis Money Fund, Class C              November 14, 1994
          Fortis Money Fund, Class H              November 14, 1994


     FORTIS TAX-FREE PORTFOLIOS, INC.

          National Portfolio, Class A             November 14, 1994
          National Portfolio, Class B             November 14, 1994
          National Portfolio, Class C             November 14, 1994
          National Portfolio, Class H             November 14, 1994

          Minnesota Portfolio, Class A            November 14, 1994
          Minnesota Portfolio, Class B            November 14, 1994
          Minnesota Portfolio, Class C            November 14, 1994
          Minnesota Portfolio, Class H            November 14, 1994

          New York Portfolio, Class A             November 14, 1994
          New York Portfolio, Class B             November 14, 1994
          New York Portfolio, Class C             November 14, 1994
          New York Portfolio, Class H             November 14, 1994

     FORTIS WORLDWIDE PORTFOLIOS, INC.

          Fortis Global Growth Portfolio, Class A*     January 31, 1992
          Fortis Global Growth Portfolio, Class B      November 14, 1994
          Fortis Global Growth Portfolio, Class C      November 14, 1994
          Fortis Global Growth Portfolio, Class H      November 14, 1994


*For the Class A shares identified above, with the exception of the Class A shares of Fortis Income Portfolios, Inc. and Fortis Tax-Free Portfolios, Inc., this Plan constitutes an amended and restated plan of distribution.

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1.  Compensation

                                     CLASS A

     Class A of each Fund is obligated to pay the principal underwriter of the Fund's shares, Fortis Investors, Inc. ("Investors"), a total fee in connection with the distribution-related services provided in respect of said Class A and in connection with the servicing of shareholder accounts of said Class A. This fee shall be calculated and payable monthly and, with the exception of Fortis Advantage Portfolios, Inc., and Fortis Money Portfolios, Inc., at an annual rate of .25% of said Class A's average daily net assets. With regard to Fortis Advantage Portfolios, Inc., the annual rate shall be .45% on the Asset Allocation and Capital Appreciation Portfolios and .35% on the High Yield and Government Total Return Portfolios. With regard to Fortis Money Fund, as discussed in greater detail below, the annual rate shall be .20% of average daily net assets. All or any portion of such total fee may be payable as a Distribution Fee, and all or any portion of such total fee may be payable as a Shareholder Servicing Fee, as determined from time to time by the Funds' Board of Directors. Until further action by the Board of Directors, all of such fee shall be designated and payable as a Distribution Fee.

                          CLASS B, CLASS C AND CLASS H


     Each of Class B, Class C and Class H of each Fund is obligated to pay Investors a total fee in connection with the servicing of shareholder accounts of said Class B, Class C or Class H (as applicable) and in connection with distribution-related services provided in respect of said Class B, Class C or Class H (as applicable), calculated and payable monthly, at the annual rate of 1.00% of the value of said Class B's, Class C's or Class H's (as applicable) average daily net assets. All or any portion of such total fee may be payable as a Shareholder Servicing Fee, and all or any portion of such total fee may be payable as a Distribution Fee, as determined from time to time by the Funds' Board of Directors. Until further action by the Board of Directors, .25% per annum of each Class B's, Class C's, and Class H's average net assets shall be designated and payable as a Shareholder Servicing Fee and the remainder of such fee shall be designated as a Distribution Fee.


2.   Expenses Covered by the Plan

     (a) Except as qualified herein, the Distribution Fee may be used by Investors for the purpose of financing any activity which is primarily intended to result in the sale of Class shares. For example, such Distribution Fee may be used by Investors: (i) to compensate broker-dealers, including Investors and its registered representatives, for their sale of Portfolio shares, including the implementation of various incentive programs with respect to broker-dealers, banks, and other financial institutions, and (ii) to pay other advertising and promotional expenses in connection with the distribution of Class shares. These advertising and promotional expenses include, by way of example but not by way of limitation, costs of prospectuses for other than current shareholders; preparation and distribution of sales literature; advertising of any type; expenses of branch offices provided jointly by Investors and any affiliate thereof; and compensation paid to and expenses incurred by officers, employees or representatives of Investors or of other broker-dealers, banks, or other financial institutions, including travel, entertainment, and telephone expenses.

     (i) With regard to Class A shares of Money Fund, it is contemplated that Fortis Advisers, Inc. ("Advisers"), pursuant to an Investment Advisory and Management Agreement dated January 31, 1992, will receive a monthly fee for services provided for Fortis Money Fund equivalent on an annual basis to .60% of the average daily net assets for the first $500 million of assets under management and .55% of assets under management in excess of $500 million. Under the Plan, Advisers will then pay to Investors on a monthly basis a fee equal to
 .20% of 1% of such average daily net assets as full compensation to Investors for its services as distributor of Fortis Money

Fund shares pursuant to this Plan; provided, however, that Advisers may directly pay expenses otherwise payable by Investors and deduct such amounts from the .20 of 1% otherwise payable to Investors.

     (b) The Shareholder Servicing Fee may be used by Investors to provide compensation for ongoing servicing and/or maintenance of shareholder accounts with each applicable Class of the Fund. Compensation may be paid by Investors to persons, including employees of Investors, and institutions who respond to inquiries of shareholders of each applicable Class regarding their ownership of shares of their accounts with the Fund or who provide other administrative or accounting services not otherwise required to be provided by the Fund's investment adviser, transfer agent or other agent of the Fund.

     (c) Payments under the Plan are not tied exclusively to the expenses for shareholder servicing and distribution related activities actually incurred by Investors, so that such payments may exceed expenses actually incurred by Investors. The Funds' Board of Directors will evaluate the appropriateness of the Plan and its payment terms on a continuing basis and in doing so will consider all relevant factors, including expenses borne by Investors and amounts it receives under the Plan.

3.  Additional Payment by Advisers and Investors

     The Funds' investment adviser, Fortis Advisers, Inc. ("Advisers"), and Investors may, at their option and in their sole discretion, make payments from their own resources to cover the costs of additional distribution and shareholder servicing activities.

4.  Approval by Shareholders

     The Plan will not take effect with respect to any Class, and no fee will be payable in accordance with Section 1 of the Plan, until the Plan has been approved by a vote of at least a majority of the outstanding voting securities of such Class.


5.  Approval by Directors

     Neither the Plan nor any related agreement will take effect until approved by a majority vote of both (a) the full Board of Directors of the Funds and (b) those Directors who are not interested persons of the Funds and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the "Independent Directors"), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.

6.  Continuance of the Plan

     The Plan will continue in effect from year to year so long as its continuance is specifically approved annually by vote of the Funds' Board of Directors in the manner described in Section 5 above.

7.  Termination

     The Plan may be terminated any time with respect to any Class, without penalty, by vote of a majority of the Independent Directors or by vote of a majority of the outstanding voting securities of such Class.

8.  Amendments

     The Plan may not be amended with respect to any Class to increase materially the amount of the fees payable pursuant to the Plan, as described in
Section 1 above, unless the amendment is approved by a vote of at least a majority of the outstanding voting securities of that Class (and, if applicable, of any other affected Class or Classes), and all material amendments to the Plan must also be approved by the Fund's Board of Directors in the manner described in Section 5 above.

9.  Selection of Certain Directors

     While the Plan is in effect, the selection and nomination of the Funds' Directors who are not interested persons of the Funds will be committed to the discretion of the Directors then in office who are not interested persons of the Funds.

10.  Written Reports

     In each year during which the Plan remains in effect, Investors and any person authorized to direct the disposition of monies paid or payable by the Funds pursuant to the Plan or any related agreement will prepare and furnish to the Funds' Board of Directors, and the Board will review at least quarterly, written reports, complying with the requirements of the Rule, which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

11.  Preservation of Materials

     The Funds will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 10 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

12.  Meaning of Certain Terms

     As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the 1940 Act and the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Funds under the 1940 Act by the Securities and Exchange Commission.

13.  Maximum Aggregate Sales Charge Calculations

     In calculating the "remaining amount" under Section 26(d) of the National Association of Securities Dealers, Inc.'s ("NASD") Rules of Fair Practice for purposes of determining the maximum aggregate sales charge for each Class of each Fund, the Funds are authorized to transfer a portion of the "remaining amount" of a Class in the event of an exchange between that Class and another Class of the same Fund or the other Funds. However, such a transfer of the "remaining amount" must be conducted in accordance with Section 26(d), and any subsequent amendments to such Section, as well as any interpretations of such Section by the NASD.(1)





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(1) Paragraph 13 was added to the Plan pursuant to an amendment adopted by the Funds' Boards of Directors on December 7, 1995.